Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER 2015 RESULTS

HOUSTON, Oct. 27, 2015 – Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the third quarter of 2015, including a net loss attributable to common stockholders of $2.235 billion, or $4.41 per share (diluted). These results include certain items typically excluded by the investment community in published estimates, which in aggregate decreased net income by $1.877 billion or $3.69 per share (diluted), on an after-tax basis.(1) Net cash flow from operating activities in the third quarter of 2015 was $1.127 billion, and discretionary cash flow from operations totaled $979 million.(2)

HIGHLIGHTS

•	Exceeded the midpoint of guidance by 6,000 barrels per day of higher-margin U.S. oil sales volumes

•	Achieved capital expenditures and lease operating expense (LOE) per barrel of oil equivalent (BOE) below the low end of guidance

•	Completed a successful appraisal test at the Shenandoah field in the Gulf of Mexico

•	Accomplished a project milestone at the Heidelberg spar with the setting of the topsides

•	Continued to actively manage the portfolio by monetizing nearly $2 billion of assets year to date
“We remain committed to building and preserving value in this challenging environment,” said Anadarko Chairman, President and CEO Al Walker. “During the third quarter, we continued our focus on maintaining long-term flexibility, while enhancing short-cycle returns by delivering higher-margin sales volumes for lower costs. Our employees have continued to do outstanding work optimizing our performance by moderating our base decline, safely improving efficiencies and rig productivity, and achieving greater cost savings. These efforts and achievements have us well positioned to create differentiating value today and to accelerate activity when the market begins to reward growth again.”

OPERATIONS SUMMARY
During the third quarter, Anadarko’s sales volumes of crude oil, natural gas and natural gas liquids (NGLs) totaled 73 million BOE, or an average of 787,000 BOE per day. These results include an increase in oil sales volumes of 11,000 barrels of oil per day (BOPD) on a divestiture-adjusted basis(3) over the third quarter of 2014. Anadarko also updated its full-year 2015 sales-volume guidance to a range of 290 million to 292 million BOE, which excludes 2015 sales volumes associated with the divestitures of EOR, Bossier and Powder River Basin coalbed methane (CBM).
In the U.S. onshore, Anadarko increased oil sales volumes by 11 percent year over year on a divestiture-adjusted basis.(3) In the Wattenberg field, Anadarko increased oil sales volumes by 14 percent versus the third quarter of 2014. During the quarter, the Wattenberg team continued to achieve significant improvements in its drilling metrics. As a result, drilling cycle times were reduced by approximately 20 percent with a corresponding 15-percent reduction in drilling costs per foot versus the second quarter of 2015.
Anadarko continues to position its extensive Delaware Basin Wolfcamp Shale opportunity for future oil growth. As a result of improved well recoveries, now approaching 1 million BOE per well, and efficiency gains and cost reductions in the Wolfcamp Shale, this emerging oil play is beginning to contend with Wattenberg in terms of the most attractive economics in the company’s U.S. onshore portfolio. Anadarko has successfully reduced drilling costs in the Wolfcamp Shale to around $7.5 million per well with the expected ability to achieve further reductions of $1.5 million to $2 million per well with a future move to field-wide pad drilling. During the quarter, the company also successfully drilled its first test well in the Second Bone Spring, which demonstrated an initial production rate of more than 1,000 BOPD.
In the Gulf of Mexico, the company continued to successfully advance the Heidelberg project with the installation of the topsides. With the significant milestones achieved to date, first oil at Heidelberg has been accelerated and is now anticipated in the second quarter of 2016 from the first three subsea wells, with production from two additional wells coming on line at a later date. Also in the Gulf of Mexico, the company’s third appraisal test of the Shenandoah discovery encountered more than 620 net feet of oil pay, and an appraisal well at the Yeti discovery was spud during the third quarter.

OPERATIONS REPORT
For additional details on the operations described above and other operating areas and exploration activities, please refer to Anadarko’s comprehensive report on third-quarter 2015 activity. The report is available at www.anadarko.com.

FINANCIAL SUMMARY
Anadarko ended the quarter with $2.1 billion of cash on hand. Year to date, Anadarko has reached agreements to monetize or closed asset monetizations totaling approximately $2.0 billion, including the recent Powder River Basin CBM upstream divestiture, which closed Sept. 1, and the associated CBM midstream transaction, which is expected to close in the fourth quarter.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Wednesday, Oct. 28, 2015, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss third-quarter results, current operations and the company’s outlook for the remainder of 2015. The dial-in number is 866.777.2509 in the United States or 412.317.5413 internationally. Participants can register for the conference at
http://dpregister.com/10073998. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions, a reconciliation of “divestiture-adjusted” or “same-store” sales, and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of “divestiture-adjusted” or “same-store” sales volumes, which are intended to present performance of Anadarko’s continuing asset base, giving effect to recent divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2014, the company had approximately 2.86 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit
www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance in this challenging economic environment and meet financial and operating guidance, timely complete and commercially operate the projects and drilling prospects identified in this news release, achieve further drilling cost reductions, consummate the transaction described in this release, and achieve production and budget expectations. See “Risk Factors” in the company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS
MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended September 30, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(360)	$(227)	$(0.45)
Gains (losses) on divestitures, net (after noncontrolling interest)	(613)	(388)	(0.76)
Impairments
Producing properties	(758)	(479)	(0.94)
Exploration assets	(787)	(698)	(1.38)
Inventory adjustments	(33)	(22)	(0.04)
Change in uncertain tax positions (FIN 48)	—	(28)	(0.05)
Other adjustments	(40)	(35)	(0.07)
	$(2,591)	$(1,877)	$(3.69)

*	Includes $46 million related to commodity derivatives, $(407) million related to interest-rate derivatives, and $1 million related to gathering, processing, and marketing sales.

	Quarter Ended September 30, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$276	$175	$0.35
Gains (losses) on divestitures, net	726	647	1.27
Impairments	(394)	(249)	(0.49)
Change in uncertain tax positions (FIN 48)	—	(60)	(0.12)
Third-party well and platform decommissioning obligation	(22)	(14)	(0.03)
Interest expense related to Tronox settlement	(19)	(12)	(0.02)
	$567	$487	$0.96

*	Includes $371 million related to commodity derivatives, $(96) million related to interest-rate derivatives, and $1 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP), cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), as well as to free cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Quarter Ended
	September 30, 2015		September 30, 2014
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(2,235)	$(4.41)	$1,087	$2.12
Less certain items affecting comparability	(1,877)	(3.69)	487	0.96
Adjusted net income (loss)	$(358)	$(0.72)	$600	$1.16

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$1,127	$2,323	$(2,134)	$6,514
Add back
Increase (decrease) in accounts receivable	(128)	(287)	(23)	(104)
(Increase) decrease in accounts payable and accrued expenses	374	(689)	573	(710)
Other items—net	(1,069)	198	(800)	225
Tronox settlement payment	—	—	5,215	—
Certain nonoperating and other excluded items	1	24	26	25
Current taxes related to asset monetizations and Tronox tax position	674	207	990	1,033
Discretionary cash flow from operations	$979	$1,776	$3,847	$6,983

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2015	2014	2015	2014
Discretionary cash flow from operations	$979	$1,776	$3,847	$6,983
Less capital expenditures*	1,352	2,117	4,575	7,087
Free cash flow**	$(373)	$(341)	$(728)	$(104)

*
Includes Western Gas Partners, LP (WES) capital expenditures of $127 million for the quarter ended September 30, 2015, $147 million for the quarter ended September 30, 2014, $405 million for the nine months ended September 30, 2015, and $490 million for the nine months ended September 30, 2014.

**	Free cash flow for the nine months ended September 30, 2015, includes a $910 million current tax benefit associated with the Tronox settlement.

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30, 2015
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$15,925	$2,587	$13,338
Less cash and cash equivalents	2,072	75	1,997
Net debt	$13,853	$2,512	$11,341

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$13,853	$11,341
Total equity		17,052	14,079
Adjusted capitalization		$30,905	$25,420

Net debt to adjusted capitalization ratio	45%	45%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions except per-share amounts	2015	2014	2015	2014
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$484	$830	$1,612	$3,038
Oil and condensate sales	1,229	2,637	4,264	7,766
Natural-gas liquids sales	183	424	644	1,221
Gathering, processing, and marketing sales	334	339	932	928
Gains (losses) on divestitures and other, net	(542)	780	(807)	2,340
Total	1,688	5,010	6,645	15,293
Costs and Expenses
Oil and gas operating	262	275	784	861
Oil and gas transportation and other	271	322	921	869
Exploration	1,074	199	2,260	1,000
Gathering, processing, and marketing	289	269	798	771
General and administrative	345	381	933	984
Depreciation, depletion, and amortization	1,111	1,163	3,581	3,335
Other taxes	127	306	460	981
Impairments	758	394	3,571	514
Deepwater Horizon settlement and related costs	—	3	4	96
Total	4,237	3,312	13,312	9,411
Operating Income (Loss)	(2,549)	1,698	(6,667)	5,882
Other (Income) Expense
Interest expense	199	204	616	573
(Gains) losses on derivatives, net	282	(323)	123	453
Other (income) expense, net	47	24	109	12
Tronox-related contingent loss	—	19	5	4,338
Total	528	(76)	853	5,376
Income (Loss) Before Income Taxes	(3,077)	1,774	(7,520)	506
Income Tax Expense (Benefit)	(917)	627	(2,232)	1,719
Net Income (Loss)	(2,160)	1,147	(5,288)	(1,213)
Net Income (Loss) Attributable to Noncontrolling Interests	75	60	154	142
Net Income (Loss) Attributable to Common Stockholders	$(2,235)	$1,087	$(5,442)	$(1,355)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(4.41)	$2.13	$(10.73)	$(2.69)
Net income (loss) attributable to common stockholders—diluted	$(4.41)	$2.12	$(10.73)	$(2.69)
Average Number of Common Shares Outstanding—Basic	508	506	508	505
Average Number of Common Shares Outstanding—Diluted	508	508	508	505

Exploration Expense
Dry hole expense	$817	$104	$859	$527
Impairments of unproved properties	136	30	1,134	216
Geological and geophysical expense	67	13	105	93
Exploration overhead and other	54	52	162	164
Total	$1,074	$199	$2,260	$1,000

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions	2015	2014	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$(2,160)	$1,147	$(5,288)	$(1,213)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,111	1,163	3,581	3,335
Deferred income taxes	(1,440)	(398)	(2,627)	(210)
Dry hole expense and impairments of unproved properties	953	134	1,993	743
Impairments	758	394	3,571	514
(Gains) losses on divestitures, net	578	(726)	1,003	(2,194)
Total (gains) losses on derivatives, net	281	(324)	123	462
Operating portion of net cash received (paid) in settlement of derivative instruments	79	48	251	(138)
Other	145	87	219	195
Changes in assets and liabilities
Deepwater Horizon settlement and related costs	(1)	1	—	93
Tronox-related contingent liability	—	19	(5,210)	4,338
(Increase) decrease in accounts receivable	128	287	23	104
Increase (decrease) in accounts payable and accrued expenses	(374)	689	(573)	710
Other items—net	1,069	(198)	800	(225)
Net Cash Provided by (Used in) Operating Activities	$1,127	$2,323	$(2,134)	$6,514

Capital Expenditures	$1,352	$2,117	$4,575	$7,087

	September 30,	December 31,
millions	2015	2014
Condensed Balance Sheets
Cash and cash equivalents	$2,072	$7,369
Accounts receivable, net of allowance	2,469	2,527
Other current assets	646	1,325
Net properties and equipment	35,381	41,589
Other assets	2,271	2,310
Goodwill and other intangible assets	6,343	6,569
Total Assets	$49,182	$61,689
Other current liabilities	4,348	4,934
Deepwater Horizon settlement and related costs	90	90
Tronox-related contingent liability	—	5,210
Long-term debt	15,892	15,092
Deferred income taxes	6,090	9,249
Other long-term liabilities	5,710	4,796
Stockholders’ equity	14,079	19,725
Noncontrolling interests	2,973	2,593
Total Equity	$17,052	$22,318
Total Liabilities and Equity	$49,182	$61,689
Capitalization
Total debt	$15,925	$15,092
Total equity	17,052	22,318
Total	$32,977	$37,410

Capitalization Ratios
Total debt	48%	40%
Total equity	52%	60%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Oil &			Oil &			Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended September 30, 2015
United States	2,186	224	117	201	21	11	$2.41	$43.48	$15.83
Algeria	—	49	5	—	4	1	—	47.86	25.18
Other International	—	28	—	—	3	—	—	46.30	—
Total	2,186	301	122	201	28	12	$2.41	$44.45	$16.26

Quarter Ended September 30, 2014
United States	2,494	213	129	230	20	11	$3.62	$92.59	$35.11
Algeria	—	62	1	—	6	—	—	98.69	65.55
Other International	—	28	—	—	2	—	—	100.48	—
Total	2,494	303	130	230	28	11	$3.62	$94.56	$35.35

Nine Months Ended September 30, 2015
United States	2,424	233	128	662	64	35	$2.44	$47.37	$17.08
Algeria	—	56	6	—	15	2	—	54.90	29.79
Other International	—	28	—	—	8	—	—	52.58	—
Total	2,424	317	134	662	87	37	$2.44	$49.16	$17.63

Nine Months Ended September 30, 2014
United States	2,603	197	116	711	54	31	$4.27	$95.30	$38.21
Algeria	—	64	1	—	18	—	—	105.38	66.14
Other International	—	27	—	—	7	—	—	106.06	—
Total	2,603	288	117	711	79	31	$4.27	$98.57	$38.38

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended September 30, 2015	787		73
Quarter Ended September 30, 2014	849		78

Nine Months Ended September 30, 2015	855		234
Nine Months Ended September 30, 2014	839		229

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Natural Gas	Oil & Condensate	NGLs	Natural Gas	Oil & Condensate	NGLs
Quarter Ended September 30, 2015
United States	$484	$897	$170	$78	$1	$—
Algeria	—	214	13	—	—	—
Other International	—	118	—	—	—	—
Total	$484	$1,229	$183	$78	$1	$—

Quarter Ended September 30, 2014
United States	$830	$1,817	$418	$15	$(8)	$1
Algeria	—	565	6	—	40	—
Other International	—	255	—	—	—	—
Total	$830	$2,637	$424	$15	$32	$1

Nine Months Ended September 30, 2015
United States	$1,612	$3,018	$596	$228	$6	$17
Algeria	—	843	48	—	—	—
Other International	—	403	—	—	—	—
Total	$1,612	$4,264	$644	$228	$6	$17

Nine Months Ended September 30, 2014
United States	$3,038	$5,125	$1,208	$(107)	$(68)	$3
Algeria	—	1,858	13	—	40	—
Other International	—	783	—	—	—	—
Total	$3,038	$7,766	$1,221	$(107)	$(28)	$3

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 27, 2015

Note: Guidance excludes 2015 sales volumes associated with EOR, Bossier, and Powder River Basin CBM.

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)

	Units			Units

Total Sales Volumes (MMBOE)	68	—	70	290	—	292
Total Sales Volumes (MBOE/d)	739	—	761	795	—	800

Oil (MBbl/d)	297	—	305	308	—	312

United States	218	—	222	226	—	228
Algeria	61	—	63	57	—	58
Ghana	18	—	20	25	—	26

Natural Gas (MMcf/d)

United States	1,980	—	2,020	2,140	—	2,160

Natural Gas Liquids (MBbl/d)

United States	106	—	111	122	—	124
Algeria	5	—	7	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(4.40)	—	(0.40)	(3.40)	—	(0.40)

United States	(6.00)	—	(2.00)	(5.00)	—	(2.00)
Algeria	—	—	4.00	1.00	—	4.00
Ghana	—	—	4.00	1.00	—	4.00

Natural Gas ($/Mcf)

United States	(0.45)	—	(0.35)	(0.45)	—	(0.35)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of October 27, 2015

Note: Guidance excludes items affecting comparability

	4th-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	40	—	50	175	—	185
Minerals and Other	45	—	55	275	—	285

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.40	—	3.60	3.35	—	3.45
Oil & Gas Transportation/Other	3.75	—	3.95	3.70	—	3.80
Depreciation, Depletion, and Amortization	15.35	—	15.85	15.30	—	15.50
Production Taxes (% of Product Revenue)	7.5%	—	8.5%	7.0%	—	7.5%

	$ MM			$ MM

General and Administrative	340	—	350	1,270	—	1,280
Exploration Expense
Non-Cash	230	—	250	500	—	550
Cash	120	—	140	375	—	395
Interest Expense (net)	200	—	210	815	—	825
Other (Income) Expense	35	—	45	200	—	210

Taxes
Algeria (All current)	55%	—	60%	55%	—	60%
Rest of Company (60% Current / 40% Deferred for Q4 and 25% Current / 75% deferred for FY)	35%	—	45%	30%	—	40%

Avg. Shares Outstanding (MM)
Basic	507	—	508	507	—	509
Diluted	508	—	510	508	—	510

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,225	—	1,425	5,400	—	5,600

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of October 27, 2015

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2016
WTI	65	$41.54	$53.08	$62.25
Brent	18	$47.22	$59.44	$69.47
	83	$42.77	$54.46	$63.82

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2015	635	$2.75	$3.75	$4.76

Extendable Fixed Price - Financial
2015*	170	$4.17
__________________________________________________________________

*	Includes an option for the counterparty to extend the contract term to December 2016 at the same price.

Interest-Rate Derivatives
As of October 27, 2015

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016 - Sept. 2026	Sept. 2016	5.910%	3M LIBOR
Swap	$50 Million	Sept. 2016 - Sept. 2046	Sept. 2016	6.290%	3M LIBOR
Swap	$250 Million	Sept. 2016 - Sept. 2046	Sept. 2018	6.310%	3M LIBOR
Swap	$300 Million	Sept. 2016 - Sept. 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$250 Million	Sept. 2016 - Sept. 2046	Sept. 2021	6.724%	3M LIBOR
Swap	$200 Million	Sept. 2017 - Sept. 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$300 Million	Sept. 2017 - Sept. 2047	Sept. 2020	6.569%	3M LIBOR
Swap	$500 Million	Sept. 2017 - Sept. 2047	Sept. 2021	6.654%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended September 30, 2015				Quarter Ended September 30, 2014
		Oil &				Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	1,883	162	110	586	2,049	146	124	611
Deepwater Gulf of Mexico	158	55	7	88	154	46	5	77
International and Alaska	—	84	5	89	—	98	1	99
Same-Store Sales	2,041	301	122	763	2,203	290	130	787
Divestitures*	145	—	—	24	291	13	—	62
Total	2,186	301	122	787	2,494	303	130	849

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,037	168	121	629	2,094	131	110	590
Deepwater Gulf of Mexico	164	53	7	87	201	44	6	84
International and Alaska	—	92	6	98	—	96	1	97
Same-Store Sales	2,201	313	134	814	2,295	271	117	771
Divestitures*	223	4	—	41	308	17	—	68
Total	2,424	317	134	855	2,603	288	117	839

*	Includes China, Pinedale/Jonah, EOR, Bossier, and Powder River Basin CBM.

Average Daily Sales Volumes
	Year Ended December 31, 2014
		Crude Oil &
	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,092	136	111	595
Deepwater Gulf of Mexico	196	45	5	83
International and Alaska	—	94	3	97
Same-Store Sales	2,288	275	119	775
Divestitures*	301	17	—	68
Total	2,589	292	119	843

*	Includes China, Pinedale/Jonah, EOR, Bossier, and Powder River Basin CBM.